EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, J. Stewart Asbury III, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Chatsworth Data Solutions, Inc. on Form 10-QSB for the fiscal quarter ended October 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of Chatsworth Data Solutions, Inc.

Date: December 20, 2006	/s/ J. Stewart Asbury III
J. Stewart Asbury III Chief Executive Officer and President

I, Clayton Woodrum, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Chatsworth Data Solutions, Inc. on Form 10-QSB for the fiscal quarter ended October 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of Chatsworth Data Solutions, Inc.

Date: December 20, 2006	/s/ Clayton Woodrum
Clayton Woodrum Chief Financial Officer